Exhibit 10.2

INTELLECTUAL PROPERTY LICENSE AGREEMENT

This Intellectual Property License Agreement (“Agreement”) is made, entered into, and effective as of April 2, 2021 (the “Effective Date”) by and between Medovex Corp., a Nevada corporation having an address at 201 E. Kennedy Blvd, Suite 700, Tampa, Florida 33602 (“Licensor”) and Medovex, LLC, a Delaware limited liability company (“Licensee”).

Background

Medovex owns certain personal property that the Licensee believes would be useful for or in the conduct of its business. The parties have entered into that certain Contribution Agreement of even date herewith that contemplates a transaction in which Medovex will assign and contribute such personal property and related rights, constituting all of the tangible assets of Medovex relating to the DenerveX® rotational ablation denervation device (the “DenerveX Device”) to the Licensee in exchange for the Consideration described in the Contribution Agreement. The contributed assets exclude all Intellectual Property (defined below) in or to the DenerveX Device, and Licensor retains ownership of all such Intellectual Property. Licensee would like to license the Intellectual Property for use in commercializing the DenerveX Device, and Medovex is willing to grant such a license to Licensee subject to the terms and conditions of this Agreement.

Now therefore, in consideration of the mutual promises and benefits stated herein, the receipt and sufficiency of which consideration is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE 1 – DEFINITIONS

1.1. “Base Applications” means the pending patent applications identified in Exhibit “A,” attached hereto and incorporated herein by this reference. The term “Base Applications” also includes all divisionals, continuations, reissues, re-examinations, continuation-in-part applications, and any other applications claiming priority to or the benefit of any of the Base Applications or any applications from which any Patent issues or grants.

1.2. “Improvements” means all inventions, developments, modifications, or improvements of an invention, component, method, process, material, or design, whether or not patentable, relating to the Patents, Base Applications, Technology, Intellectual Property, or Licensed Product that are made or acquired by Licensor or Licensee during the Term of this Agreement.

1.3. “Intellectual Property” means all intellectual property rights in or to the DenerveX Device, including, without limitation: (i) all Patents and Base Applications; (ii) the Technology and all other inventions (whether patentable or not in any country), invention disclosures, trade secrets, proprietary information, know-how, technical data, and claimed and unclaimed subject matter disclosed in any of the Patents or Base Applications; (iii) copyrights, mask works, copyright registrations, mask work registrations, and applications therefor in any country, and all other rights corresponding thereto throughout the world; (iv) the Trademarks; (v) other proprietary rights in technology, including, without limitation, design history files, sterilization plans, specifications, recipes of systems and subsystems, data, reports and records, software (in source code and object code), algorithms, architecture, databases, development tools, and all documentation and media constituting, describing, or relating to the above, including, without limitation, manuals, memoranda, business information, anywhere in the world, and all updates, upgrades, corrections, modifications, translations, releases, versions, and derivative works and improvements of each of the foregoing items; (vi) Improvements to any of the foregoing; and (vii) any applications, registrations, provisional applications, or other filings for, or to obtain, protect, perfect, or secure any of the foregoing, anywhere in the world.

1.4. “Key Patent Nonenforceability Event” means if at any time during the Term, one or more of the patents identified on Exhibit “B” to this Agreement become invalid or unenforceable in courts of competent jurisdiction within the European Union and all appeals and opportunities for appeals are finally exhausted, and Licensor does not cure such occurrence within sixty (60) days of its receipt of notice thereof of such invalidity or unenforceability.

1.5. “Licensed Field” means all uses in all areas, both commercial and non-commercial, without any exclusions or exceptions.

1.6. “Licensed Product” means, collectively, the DenerveX Device and any other article, device, method, process, or activity exploited by Licensee, including, without limitation, any making, using, selling, importing, and offering for sale that (i) would otherwise infringe any one or more claims of any Patent in the absence of a right or license; or (ii) uses, incorporates, or otherwise employs, in whole or in part, any Intellectual Property other than the Patents.

1.7. “Gross Sales” means the total revenues derived by Licensee from the sale of the Licensed Product without deductions or set-offs of any kind or nature.

1.8. “Patent” means the patents identified in Exhibit “A,” any and all patents issuing during the Term within the Territory claiming priority to or the benefit of any one or more of the Base Applications.

1.9. “Royalties” means, collectively, all Patent Royalties and all IP Royalties, which terms are defined in Sections 3.1(b) and 3.1(c) below, respectively.

1.10. “Sale of the Company” means (a) the closing of the sale, transfer or other disposition, in a single transaction or series of related transactions, or all or substantially all of Licensee’s assets or (b) a transaction or series of related transactions in which a person or entity, or a group of related persons or entities, acquires from the equityholders of Licensee’s securities representing more than fifty percent (50%) of the outstanding voting power of Licensee. For the avoidance of doubt, a transaction will not constitute a “Sale of the Company” if its sole purpose is to change the state of Licensee’s formation or to create a holding company that will be owned in substantially the same proportions by the persons who held Licensee’s securities immediately prior to such transaction.

1.11. “Technology” means all trade secrets, and all other data, discoveries, inventions, technical information, manufacturing processes, and know-how that are not publicly or generally known and that are disclosed to Licensee by or on behalf of Licensor under this Agreement for the use in the commercialization of the DenerveX Device.

1.12. “Term” means the term of this Agreement as set forth in Section 9.1 below.

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1.13. “Territory” means worldwide.

1.14. “Trademarks” means all of Licensor’s trademarks related to the DenerveX Device, whether registered or unregistered, including, without limitation, the trademarks identified in Exhibit “A,” and all similar trademarks, service marks, trade dress, trade names, logos, internet domain names, and registrations and applications for registration thereof, together with all of the goodwill associated therewith.

ARTICLE 2 - GRANT OF LICENSE

2.1. Grant. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee an exclusive, personal, non-transferable, limited license to make, use, sell, offer for sale and import the Licensed Products in the Licensed Field and throughout the Territory using the Intellectual Property during the Term (hereinafter the “License”). Licensee shall not have the right to grant sublicenses, without the express permission of the Licensor. Any rights not expressly granted to Licensee in this Agreement are retained by and reserved to Licensor.

ARTICLE 3 - PAYMENTS UNDER THE LICENSE

3.1. Royalties. Licensee agrees to pay to Licensor the following royalties:

3.1.1. During the Patent Royalty Period (defined below), a royalty of six percent (6%) of the Gross Sales of all Licensed Products sold by Licensee in the Licensed Field within the Territory (the “Patent Royalties”), provided, however, that the Licensee’s first $666,666.67 of Gross Sales shall be exempt from the Patent Royalties; and

3.1.2. Upon expiration of the Patent Royalty Period and for the remainder of the Term, a royalty of two percent (2%) of the Gross Sales of all Licensed Products sold by Licensee in the Licensed Field within the Territory after the Term (the “IP Royalties”).

3.2. Patent and IP Royalties. Licensee acknowledges and agrees that it is paying two separate and independent Royalties (Patent Royalties and IP Royalties) under this Agreement for activities relating to the Licensed Product.

3.3. Payment of Royalty. Royalties will be computed quarterly on a calendar year basis. Beginning on the Effective Date, the Royalties will begin to accrue immediately and will be paid quarterly based upon the following schedule:

3.3.1. For the period of January 1st through and including March 31st, payment shall be due on or before April 15th;

3.3.2. For the period of April 1st through and including June 30th, payment shall be due on or before July 15th;

3.3.3. For the period of July 1st through and including September 30th, payment shall be due on or before October 15th; and,

3.3.4. For the period of October 1st through and including December 31st, payment shall be due on or before January 15th of the following year.

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For purposes of this Section, the term “Royalty Year” shall mean each consecutive twelve (12) month period beginning on the Effective Date and ending on the anniversary of the Effective Date.

3.4. Patent Prosecution and Maintenance Fees. Beginning on the Effective Date and continuing until the end of the Patent Royalty Period, Licensee shall be responsible for all costs, fees, expenses, and amounts, including, without limitation, all maintenance fees, annuities, and attorneys’ fees, incurred by Licensor for the prosecution and maintenance of the Patents and Base Applications in all jurisdictions throughout the Territory.

3.5. Unpaid Amounts. Any payments not timely made under this Agreement and any underpayments of previously owed amounts shall bear interest from the time such payment was due at the rate of one and one-half percent (1.5%) per month or the highest rate permissible by law if less.

3.6. Currency. Royalty payments will be made in U.S. Dollars regardless of where the Licensed Product is made or sold and notwithstanding currency restrictions or regulations in any country where the Licensed Product is sold. Sales made in any currency other than U.S. Dollars will be converted at the applicable rate of exchange published in the Wall Street Journal on the last day of the accounting period in which the Royalty payments accrue. Each such payment will include the Royalties which have accrued during the calendar quarter immediately preceding.

3.7. Royalty Period.

3.7.1. Patent Royalty Period. Licensee’s obligation to pay Patent Royalties shall commence upon the Effective Date and shall continue until the earlier of (i) termination or expiration of this Agreement; (ii) the fifteen (15) year anniversary of this Agreement; and (iii) upon the occurrence of a Key Patent Nonenforceability Event, the later of (A) the date of such Key Patent Nonenforceability Event and (B) the five (5) year anniversary of this Agreement (“Patent Royalty Period”). Notwithstanding the foregoing, if a Sale of the Company occurs following the occurrence of a Key Patent Nonenforceability Event, the Patent Royalty Period shall be deemed to have expired upon the closing of such Sale of the Company event. All such Patent Royalties shall be paid during the full Patent Royalty Period in the manner set forth in this Article 3.

3.8. Taxes. In addition to the charges due under this Agreement, and even if Licensee shall provide a tax exemption number or affidavit of exemption or other evidence of exemption, the Licensee shall be responsible for and reimburse Licensor for any taxes, including without limitation, sales, use, property, excise, VAT, value added and gross receipts levied on this Agreement, any payments hereunder and any activities subject to the License, except for taxes based solely on Licensor’s income (“Tax”). If necessary this Tax, when being collected, shall be paid by Licensee in the name of Licensor. Licensee shall not withhold any Tax or other amounts from any Royalties or other payments owing to Licensor under this Agreement.

ARTICLE 4 – TRADEMARKS

4.1. Trademark Use Approval. Licensor shall have the right to approve any products, services, advertisements, or other materials exhibiting or otherwise using the Trademarks (the “Materials”). Licensor’s approval shall not be unreasonably withheld. Such approval may be given orally or implied based upon a review of Materials by Licensor’s personnel working for Licensee without objection or based upon Licensor’s participation in the design and creation of Materials. Any Materials submitted to Licensor shall be deemed approved unless Licensor notifies Licensee to the contrary within thirty (30) days after receipt of such Materials. Any product developed, manufactured, distributed, sold, and advertised by Licensee shall conform to the Materials approved or deemed approved by Licensor. Licensor shall have the right to terminate the License and this Agreement upon Licensee’s failure to have any Materials approved after having received written notice from Licensor of such failure and a reasonable opportunity to cure.

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4.2. Acknowledgment and Marking. Licensee acknowledges and agrees that: (i) Licensor is the sole and exclusive owner of all rights, title, and interest in and to the Trademarks and of the right to use the Trademarks and to grant the Licenses for use of the Trademarks by Licensee; (ii) Licensee will never claim or assert any claim of ownership or title to the Trademarks; (iii) Licensee will never claim any right to use the Trademarks except for the License expressly granted by Licensor under this Agreement; and (iv) Licensor at all times has retained ownership of the Trademarks and has made no transfers thereof to Licensee under any other agreement. Licensee shall prominently display the Trademarks in connection with commercialization of the DenerveX Device and shall include all notices and legends with respect to Licensor’s Trademarks as are or may be required by applicable federal, state, and local trademark law or which may be reasonably requested by Licensor.

4.3. Use of Similar Marks. Licensee shall at no time adopt or use, without Licensor’s prior written consent, any variation of the Trademarks, including translations, or any mark likely to be similar to or confusing with the Trademarks. In the event that Licensor consents to any variation of the Trademarks, Licensee herby agrees that Licensor shall own such new mark and Licensor shall have the right to file and obtain in Licensor’s name all United States and international trademark registrations. Licensee agrees to give Licensor reasonable assistance, including execution and delivery of all documents required by Licensee, in filing such applications for trademark registration.

4.4. Trademark Validity. Licensee shall not contest or deny the validity or enforceability of any or all of the Trademarks or oppose or seek to cancel any registration thereof by Licensor, or aid or abet others in doing so, either during the Term of this Agreement or at any time thereafter.

4.5. Good Faith Business. Licensee agrees that it shall conduct its business in a dignified manner, consistent with and enhancing the general reputation of the Trademarks and Licensor, and in accordance with good trademark practice.

4.6. Goodwill. Any and all goodwill arising from Licensee’s use of the Trademarks and attributable to the Trademarks shall inure solely to the benefit of Licensor, and neither during the Term or following the termination, cancellation or expiration of this Agreement and the License granted hereunder shall Licensee assert any claim to the Trademarks or such goodwill. Licensee shall not take any action that could be detrimental to the goodwill associated with the Trademarks or with Licensor.

ARTICLE 5 – RECORDS UNDER THE LICENSE

5.1. Records and Accounting. During the Term of this Agreement and for seven (7) years thereafter, Licensee and shall keep complete and accurate records of its Gross Sales under the License and all activities under this Agreement in sufficient detail to enable the Royalties and other amounts payable hereunder to be determined and in accordance with generally accepted accounting principles. Licensee agrees to permit Licensor and its accountants, agents, and other designees with five (5) business days written notice, to periodically examine its books, ledgers, and records during regular business hours for the purpose of and to the extent necessary to verify any report required under this Agreement and to conduct an audit (hereinafter referred to as the “Audit”). Licensor shall pay its own costs associated with the Audit unless the Audit results reflect an underpayment by Licensee of five percent (5%) or more of any payment due hereunder. In such instance Licensee shall pay all of Licensor’s costs and expenses associated with the Audit.

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ARTICLE 6 - PATENT PROSECUTION AND ENFORCEMENT

6.1. Filing and Prosecution of Patent Applications. The right to file, prosecute, and control all Patents, Base Applications, and other Intellectual Property rights rests solely with the Licensor. Licensor, in its sole discretion, will control the decision to file and the prosecution of all Patents and other Intellectual Property throughout the Territory.

6.2. Patent and Trademark Maintenance and Renewal. Licensee shall have sole responsibility for all post-grant and post-issuance maintenance of the Patents and Trademarks, including, without limitation, by timely paying all maintenance fees and annuities in each jurisdiction where the Patents and Trademark subsist, and by timely filing all affidavits, evidence, and other documents for the purpose of maintaining enforceability of the Patents and Trademarks throughout the full extent of the Term. Licensee acknowledges and agrees that this obligation is undertaken as a reasonable allocation of expense to Licensee in its role under the exclusive License in the Territory. Licensee’s discharge of this responsibility in no way shall be construed as transferring any ownership interest in or to the Patents or Trademarks from Licensor to Licensee.

6.3. Enforcement. Licensee has a duty to notify Licensor of any known and/or suspected infringement of the Licensed Product occurring within the Territory. The right to institute such a suit for infringement of the Licensed Product occurring within the Territory rests solely with the Licensee, provided that if Licensee fails to promptly institute such suit for infringement or informs the Licensor that it does not plan to institute such suit for infringement, Licensor shall have the option, exercisable upon written notice to Licensee to assume and control the institution of such suit. Licensee will provide full cooperation and assistance in any actions brought by Licensor, including Licensee’s joining the suit as a party.

6.4. Validity Challenges by Licensee.

6.4.1. Licensee shall not institute or actively participate as an adverse party in, or otherwise provide material support to, any legal action or administrative proceeding to obtain a ruling that any Patent claim is invalid, unenforceable, or not patentable or that any Licensed Product does not infringe one or more claims of any Patent (“Patent Challenge”) until the expiration of sixty (60) days after Licensee serves on Licensor written notice of such Licensee’s intention to bring or participate in a Patent Challenge. Licensee shall also provide to Licensor a complete written disclosure of each and every basis then known to Licensee for the Patent Challenge and shall provide Licensor with a copy of any document or publication that such Licensee may use in connection with the Patent Challenge.

6.4.2. Upon the commencement of a Patent Challenge, (by the Licensee only) the Licensor, it its sole discretion, may either (i) immediately terminate this Agreement; or (ii) immediately terminate the exclusivity of the license granted in Section 2.1 of this Agreement, and Licensee’s continued exploitation of all Licensed Products thereafter shall be on a non-exclusive basis.

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6.4.3. Any Patent Challenge asserted by Licensee shall be brought solely and exclusively in the U.S. District Court for the Middle District of Florida, Tampa Division, in Hillsborough County, Tampa, Florida. Licensee shall not file any Patent Challenge in the Patent Trial and Appeal Board of the U.S. Patent & Trademark Office, or in any equivalent or counterpart administrative tribunal in any jurisdiction in the Territory.

6.4.4. Licensee’s failure to comply with the provisions of this Section 6.4 shall constitute a material breach of this Agreement.

ARTICLE 7 - WARRANTIES AND OBLIGATIONS OF LICENSEE

7.1. Warranties to Licensor. Licensee represents and warrants to Licensor and each purchaser or customer of Licensed Products that: (1) all services, manufacturing and other activities under the License and this Agreement shall be performed in a professional workmanlike manner; (2) Licensee has good title to all Licensed Products sold or delivered hereunder, free and clear of all liens and encumbrances; (3) Licensee shall use best efforts to ensure that all Licensed Products and related services and activities under the License are performed and delivered free of material defects in manufacture, design, and workmanship; and (4) Licensee shall manufacture and use the Licensed Products with the same quality as manufactured by the Licensor. Licensor shall have the right to control the agreed-upon quality and to stop the sale of Licensed Products which are below standard. Licensor may exercise this right to control by personal inspection of the production. The foregoing representations and warranties are material obligations placed upon Licensee.

7.2. Indemnification. Notwithstanding any provision of this Agreement to the contrary, Licensee agrees to defend, hold harmless, and indemnify Licensor, its officers, employees, and agents from and against any claims, loss, damage, injury demands, or causes of action whatsoever (“Losses”) including, without limitation, those arising on account of: (i) any injury or death of persons or damage to property of Licensor or any third party caused by, or arising out of, or relating to any intentional, reckless or negligent act or omission; (ii) strict liability or product liability of Licensee or its employees, sub-licensees, agents, or invitees in performing any and all obligations or services under this Agreement; (iii) Licensee’s manufacture, use, distribution, or sale of Licensed Products, including, without limitation, the use thereof by any third party; (iv) any breach of this Agreement; or (v) Licensee’s exercise or practice of the License granted hereunder; provided, however, that Licensee’s obligations under (i), (iii), and (iv) above shall not apply to Losses occurring prior to the Effective Date.

7.3. Marking. The Licensee shall comply with all patent marking requirements under all applicable laws within the Territory including, without limitation, placing in a conspicuous location on all Licensed Products a patent notice in accordance with the United States patent laws, including 35 U.S.C. § 287 and the laws of all other jurisdictions within the Territory. The Licensee agrees to mark any products made using a process covered by a Patent with the number of each such Patent.

7.4. Compliance With Laws. Licensee shall comply at all times at its sole expense with all applicable state and federal laws, rules, licensing and regulations pertaining to its business and operations and its performance of the Services including, without limitation, compliance with all state and federal laws, and the laws of all other jurisdictions within the Territory.

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7.5. Trade Secrets. Licensee acknowledges and agrees that: (a) the Technology is comprised of trade secrets and confidential and proprietary information that is not publicly or generally known, is not readily ascertainable by proper means, possesses substantial and significant economic value by remaining secret, and has been the subject of reasonable efforts to maintain its secrecy; (b) the Technology cannot be derived from the Base Applications; (c) Licensor is the sole and exclusive owner of the Technology; and (d) Licensee does not possess the Technology or any related know how to implement a production process or to manufacture products that achieve the advantages of the Technology. Licensee agrees that during the term of this Agreement and thereafter it shall not take any present or future direct or indirect action to challenge, attack, or otherwise contest the validity, ownership, or rights of Licensor in or to the Technology’s status as trade secrets protected from disclosure and use under all applicable laws, or to enjoin, oppose or otherwise interfere with Licensor’s full enjoyment and use of the Technology as trade secrets in any manner whatsoever world-wide. Nor shall Licensee aid any third party in connection with the foregoing.

ARTICLE 8 - DEFENSE AND INSURANCE

8.1. Defense. In the event a third party brings an action to obtain a declaration of invalidity of one or more Patents, (a “DJ-Action”) against the Licensor and/or the Licensee, then the Licensor shall have the first right to defend said action at its own costs and expense and to control the ensuing litigation. If the Licensor elects not to defend the DJ-Action, then Licensee may defend the DJ-Action at its own cost and expense and to control the ensuing litigation. If a litigating party finally prevails, it shall retain all damages which it may collect.

8.2. Insurance. Licensee shall maintain Comprehensive General Liability and Property Damage Insurance (including completed operations and product liability coverage) of not less than $2,000,000 per person, $2,000,000 per occurrence for bodily injury, and $1,000,000 per occurrence for property damage as protection against all risks of damage to or destruction of property or bodily injury, sickness, or disease (including death resulting at any time therefrom) of persons, wherever located, resulting from Licensee’s or its sub-licensee’s negligence, strict liability, product liability, or failure to exercise reasonable care in performing the obligations hereunder in accordance with applicable law. Licensor shall be named as an additional insured on all such policies, and Licensee shall provide Licensor with evidence of the same in the form of an endorsement. All insurance coverage required hereunder shall be issued in a form reasonably acceptable to Licensor. All insurance coverage procured hereunder shall provide that no material change or cancellation in insurance shall be made by Licensee without thirty (30) days prior written notice to Licensor. Compliance or failure to comply by Licensee with the foregoing requirements, as to carrying insurance and furnishing certificates, shall not relieve Licensee of its liabilities and obligations under this section.

8.3. Limitation on Liability. EXCEPT FOR CASES OF LIABILITY FOR INTENTION, IN NO EVENT SHALL LICENSOR BE LIABLE TO LICENSEE OR LICENSEE’S SUCCESSORS, ASSIGNS, OFFICERS, DIRECTORS, EMPLOYEES, CONTRACTORS, OR AGENTS FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL DAMAGES, OR LOST PROFITS, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR TO THE PERFORMANCE OR BREACH THEREOF, EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

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ARTICLE 9 - TERM OF LICENSE AND TERMINATION

9.1. Term. Unless terminated in accordance with Section 9.2 or 9.3 below, the term of this Agreement shall begin on the Effective Date and shall continue until Licensee ceases all commercial use or exploitation of the Licensed Products in the Territory (“Term”).

9.2. Default by Licensee. Except as set forth in Section 9.3, Licensor has the right to terminate this Agreement and the License granted to Licensee hereunder: (i) pursuant to Section 6.4.2, or (ii) if the Licensee at any time defaults in any material obligation under this Agreement, and such default is not cured within sixty (60) days after written notice from Licensor to Licensee specifying the nature of the default, and such termination will become effective at the close of business on the thirtieth day after giving such notice. For purposes of this Section 9.2, it shall be a material breach of this Agreement by Licensee if Licensee becomes bankrupt or insolvent and/or if the business of Licensee is placed in the hands of a receiver, assignee for the benefit of creditors, or trustee, whether by voluntary act of Licensee or otherwise, and Licensor shall have the right to terminate if not cured by Licensee after Licensor has provided Licensee with notice and sixty (60) days to cure as set forth above in Section 9.2(ii).

9.3. Termination for Nonpayment. This Agreement will terminate sooner than as set forth in Section 9.2 above if the Licensee shall at any time default under any obligation under this Agreement relating to a failure to make any Report, pay any Royalty payments, or permit the inspection of its books and records upon proper notice as herein-above required, and such default is not cured within ten (10) days after written notice to Licensee specifying the nature of the default.

9.4. Effects of Termination. If this Agreement is terminated, cancelled, or expires for any cause or reason whatsoever:

9.4.1. Nothing herein shall relieve Licensor or Licensee of any obligations or liability accrued hereunder prior to such termination, nor rescind or give rise to any rights or rescind anything done or any payments made or other consideration given hereunder prior to the effective time of such termination and shall not effect in any manner the rights of either party arising out of the Agreement prior to such termination; and

9.4.2. After the effective date of the termination, Licensee will provide Licensor with a report for all Royalties due as of the date of termination and a written inventory of all Licensed Products in process of manufacture or in stock. Provided Licensee is not in default under this Agreement, Licensee may sell any such remaining Licensed Product inventory within ninety (90) days following such termination provided all Royalties are paid thereon within five (5) business days of all such sales. Otherwise all such inventory shall be delivered to Licensor at no charge; and

9.4.3. The License shall be immediately and automatically revoked without notice. Except as expressly permitted by Section 9.4.2, Licensee shall immediately cease all use of the Licensed Product, and all rights and privileges granted to Licensee hereunder shall immediately and automatically revert to Licensor. Licensee shall also immediately return to Licensor all Confidential Information in Licensee’s possession, custody, or control.

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ARTICLE 10 - OBLIGATIONS AND DUTIES OF THE LICENSOR

10.1. Ownership/Conveyance Warranty. Licensor warrants to the Licensee that it is the sole owner of all Patents and Intellectual Property rights being licensed hereunder.

10.2. No Interfering Rights Warranty. Licensor is not aware of any conflicting third party property rights, including blocking patents, copyrights, or any other rights of third parties, that may interfere with any of Licensee’s activities under this Agreement or diminish the rights conveyed to Licensee by this Agreement. However, Licensor makes no warranties that: (a) the Technology or disclosures in the Patents are accurate, correct, defect-free, or error free, or that the use of the foregoing information is adequate for the production or use of the Licensed Products or that the technical information is complete; (b) the use of the License, the Licensed Product or any activities under this Agreement does not infringe third parties’ rights or does not cause damages to third parties; or (c) any of the Patents now issued or later issued are valid or enforceable.

ARTICLE 11 - COMMUNICATIONS AND NOTICES

11.1. Mode and Manner. Any payment, notice, or other communication required or permitted to be made or given to either party hereto pursuant to this Agreement will be in writing and will be sufficiently made or given on the date of service if sent to such party by overnight delivery or by certified or registered mail, postage pre-paid, addressed to it at its address set forth above or to such other address as it designates by written notice delivered to the other party.

ARTICLE 12 - OWNERSHIP OF IMPROVEMENTS

12.1. Licensor Improvements. In the event that any Improvements are conceived or reduced to practice during the course of this Agreement by Licensor or its employees, all inventions entitled to any patent or patents maturing therefrom will be owned by Licensor (a “Licensor Invention”).

12.2. Joint Invention Rights. In the event that any Improvements are conceived or reduced to practice during the course of this Agreement under which the Licensor and the Licensee or any of their respective employees may be a joint inventor, all inventions entitled to any patent or patents maturing therefrom will be owned solely by Licensor, and Licensee hereby irrevocably and unconditionally assigns to Licensor all rights, title, and interest therein worldwide and to any and all Patents thereon.

12.3. Licensee Improvements. In the event that any Improvements are conceived or reduced to practice during the course of this Agreement solely by Licensee or its employees, agents, or contractors, all inventions entitled to any patent or patents maturing therefrom will be owned solely and exclusively by Licensee (a “Licensee Invention”). Licensee shall promptly disclose to Licensor each Licensee Invention and shall offer Licensor a license to use the same and the parties shall negotiate in good faith.

ARTICLE 13 – CONFIDENTIALITY

13.1. Confidential Information. For purposes of this Agreement the term “Confidential Information” includes any information disclosed by one party to another under this Agreement that is not publicly or generally known including, but not limited to, ideas, inventions, discoveries, improvements, algorithms, formulas, computer programs, Technology, Improvements, the contents of unpublished patent applications, product plans, products, product updates and upgrades, services, pricing information, developments, processes, designs, drawings, engineering, development information, trial and clinic tests, research and development, customer lists, customer information, marketing, advertising, business and marketing plans, business and financial information, whether protectable under applicable patent or copyright law or otherwise. Licensee represents, acknowledges, and agrees that the Technology contains highly valuable and proprietary trade secrets of the Licensor and that Licensee receives a competitive advantage in the Territory marketplace by receiving a license to these trade secrets from Licensor on the terms and conditions set forth in this Agreement.

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13.2. Restrictions on Confidential Information. During the term of this Agreement and thereafter until such time as that portion of the Confidential Information no longer qualifies for protection as trade secrets or confidential or proprietary business information under all applicable laws, each party will maintain the other party’s Confidential Information in strict confidence and will not directly or indirectly use the Confidential Information except during the term of this Agreement in connection with each party’s performance under this Agreement, and neither party will disclose the Confidential Information to any third parties. Upon the termination or expiration of this Agreement or at the request of either party at any time, each party will return the other party’s Confidential Information to that party.

13.3. Exclusions. The confidentiality obligation in Section 13.2 shall lapse if Confidential Information: (i) becomes a part of the public domain without breach of this Agreement by the receiving party; or (ii) is legitimately obtained by the receiving party without a commitment of confidentiality from a third party. Either party may provide Confidential Information to an authorized body pursuant to judicial action or government regulations, provided that the party required to disclose Confidential Information shall promptly notify the other party in writing, who may seek to obtain suitable protective orders to maintain the confidentiality of Confidential Information before the disclosing party actually makes such disclosure.

ARTICLE 14 - CONSENT AND COOPERATION

14.1. Consent. Any party who is required to give consent under this Agreement will not unreasonably withhold it. Each party will execute any instruments reasonably necessary to implement the provisions of this Agreement.

14.2. Non-Assignability. The parties agree that this Agreement imposes personal obligations upon Licensee and, without Licensor’s prior written consent, which consent shall not be unreasonably withheld, Licensee will not assign or transfer any rights under this Agreement, whether by agreement, merger, reorganization, or in connection with the sale of all or substantially all of the assets or equity interest in Licensee, or by operation of law or otherwise. Any attempted assignment in breach of this Section 14.2 shall be void and of no force or effect.

14.3. Buy-Out. In the event that a third party acquires Licensor by agreement, merger, reorganization, or in connection with the sale of all or substantially all of the assets or equity interest in Licensor, or by operation of law or otherwise, all Intellectual Property rights held by Licensor and subject to the License shall be transferred to Licensee for reasonable consideration as part of such transaction.

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14.4. Benefits and Burdens. This Agreement and each and every covenant, term, and condition herein is binding upon and inures to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is binding upon any third parties that acquire all ownership or control of one of the parties hereto through a transfer and ownership interest or as a part of the sale of all or substantially all of one of the party’s assets.

14.5. No Benefit to Others. The representations, warranties, covenants, and agreements contained in this Agreement are for the sole benefit of the parties hereto and their heirs, executors, administrators, legal representatives, successors, and permitted assigns, and they will not be construed as conferring any rights on any other persons. The parties agree there are no express or intended third party beneficiaries of this Agreement.

14.6. Cooperation. Licensee shall, during the Term of this Agreement and following the termination, cancellation, or expiration thereof, execute such documents and provide such cooperation as Licensor may reasonably request from time to time to ensure that all right, title, and interest in and to the Intellectual Property reside with Licensor.

ARTICLE 15 - GOVERNING LAW

15.1. Governing Law. This Agreement shall be governed by, and interpreted under, the laws of the State of Delaware applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law. Except in respect to an action commenced by a third party in another jurisdiction and actions under Section 6.4.3, the parties hereto hereby agree that any legal suit action, or proceeding arising out of or relating to this Agreement must be exclusively instituted in a federal or state court in Hillsborough County, Tampa, Florida, and the parties hereto hereby irrevocably submit to the jurisdiction of any such court and waive any objection to the laying of venue in, jurisdiction over their person in, or the inconvenience of, such forum.

15.2. Venue for Equitable Relief. Notwithstanding Section 15.1 above, in the event Licensee is in breach of any obligation under this Agreement, Licensor shall have the right to institute suit in any state or federal court of competent jurisdiction located within the Territory to obtain equitable, emergency, or provisional relief under this Agreement including, without limitation, a temporary or preliminary injunction or specific performance and the parties agree that such court shall retain jurisdiction throughout the entirety of the proceedings through entry of final judgment or adjudication of all issues.

ARTICLE 16 - ADDITIONAL TERMS

16.1. Counterparts and Translations. This Agreement may be prepared in two identical and original counterparts. If a counterpart shall be prepared in a language other than English, then the English language version shall control and the non-English counterpart shall be for convenience only and shall not affect the performance or interpretation of the Agreement. Likewise, the exchange of a fully executed Agreement by electronic transmission (whether by separately executed counterparts or otherwise) shall be fully binding on the parties with respect to the terms and conditions of the Agreement.

16.2. Headings, Persons, and Plurals. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a “person” herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization, or any other entity.

12

16.3. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. However, if any provision of this Agreement or the application of any provision to any party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be reduced to such scope as is reasonable and enforceable if possible. Otherwise, such provision shall be ineffective to the extent of such prohibition or invalidity without it invalidating the remainder of the provisions of this Agreement or the application of the provision to the other parties or other circumstances.

16.4. Attorneys’ Fees. In connection with any legal, arbitration, and/or other proceedings arising out of or relating to this Agreement, including appeal and enforcement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees, costs, and expenses from the other party.

16.5. No Other Rights. Except as otherwise provided herein by the License, no license or other rights, express or implied, are granted to either party. The relationship of Licensor to Licensee is that of an independent contractor and neither Licensee nor its agents or employees shall be considered employees of Licensor. This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture or grant of a franchise between Licensor and Licensee. This Agreement shall not be construed as authority for either party to act for the other party in any agency or other capacity or to make commitments of any kind for the account of or on behalf of the other, except to the extent and for the purposes provided herein.

16.6. Integration. This Agreement and any attached exhibits constitute the entire and only agreement between the parties regarding the subject matter of hereof, and all prior negotiations, representations, agreements, and understandings are superseded hereby. No agreements altering or supplementing the terms hereof may be made except by a written document signed by both parties. No terms or provisions in any subsequent shipping documents, bills of lading, purchase orders, or other similar documents that are materially different from these terms and conditions shall be binding upon either party unless evidenced in writing by a duly authorized officer of each party. Such terms or provisions not in compliance with this section shall be of no force or effect.

16.7. Equitable Relief. The parties stipulate that a breach of Article 13 or of Sections 12.2 or 12.3 above will cause immediate and irreparable harm and significant injury, for which there is no adequate remedy at law and that Licensor shall be entitled, in addition to any other rights and remedies it may have, to specific performance and other equitable remedies to restrain any threatened, continuing or further breach of this Agreement without proof of actual damages sustained by Licensor and without the requirement of posting a bond. In addition to these equitable remedies, Licensee shall be liable to Licensor for any and all damage to Licensor caused by Licensee’s breach of Article 13 or of Sections 12.2 or 12.3.

16.8. No Waiver. No waiver shall be effective unless in writing. The failure of any party to enforce a right under this Agreement will not act as a waiver of that right or the ability to later assert that right relative to the particular situation involved.

16.9. Limitation on Use. Nothing in this Agreement will be construed as conferring upon either party the right to include in any reference to the other party, anywhere in the world, its trademarks, trade names, service marks, those trademarks and services marks used in connection with the Licensed Products, or other trade identity without the other party’s prior express written consent.

16.10. Interpretation. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation and construction of this Agreement, and this Agreement shall be construed as having been jointly drafted by the parties.

16.11. Survival. The provisions of Articles 1, 8, 12, 13, 15, and 16, and Sections 3.5, 3.6, 3.7, 3.8, 4.2, 4.3, 4.4, 4.6, 5.1, 7.1, 7.2, 7.5, 9.4, and 14.6 and all other terms and provisions which by their nature survive the termination, expiration, or cancellation of this Agreement, shall so survive.

[Remainder of page intentionally left blank; signature page follows]

13

IN WITNESS WHEREOF, the Licensor and Licensee have caused this Agreement to be executed by their respective duly authorized officers as of the date first written above.

Licensor:

MEDOVEX, CORP., a Nevada corporation

By:
Name:
Title:

Licensee:

MEDOVEX, LLC, a Delaware limited liability company

By:
Name:
Title:

Signature Page to Intellectual Property License Agreement

EXHIBIT “A”

MB Ref.	STATUS	COUNTRY NAME	TITLE	INVENTORS	APPLICATION NUMBER	DATE FILED	LOCAL FILING DATE	PUBLICATION NO.	PUBLICATION DATE	PATENT NUMBER	GRANT DATE
1179.10.CN	Published	China	SURGICAL TOOLS FOR SPINAL FACET THERAPY TO ALLEVIATE PAIN AND RELATED METHODS	Robert D. Carter, Adam L. Gullickson, Scott M. W. Haufe, Seth Iverson, Jacob Blank	2017100570314	1/26/17		107049473	Aug 18, 2017

1179.10.CNX	Issued	China	SURGICAL TOOLS FOR SPINAL FACET THERAPY TO ALLEVIATE PAIN AND RELATED METHODS	Robert D. Carter, Adam L. Gullickson, Scott M. W. Haufe, Seth Iverson, Jacob Blank	2017200981285	1/26/17		207220874		ZL2017200981285	4/13/18

1179.10.EP	Published	European Patent Office	Surgical Tools for Spinal Facet Therapy to Alleviate Pain	Robert D. Carter, Adam L. Gullickson, Scott M. W. Haufe, Seth Iverson, Jacob Blank	17702236.5	1/17/17	8/24/18	3407810	Dec 5, 2018

1179.10.WO	Completed	PCT	Surgical Tools for Spinal Facet Therapy to Alleviate Pain	Robert D. Carter, Adam L. Gullickson, Scott M. W. Haufe, Seth Iverson, Jacob Blank	PCTUS17013744	1/17/17		WO17132004	Aug 3, 2017

Exhibit A-1

1179.10PR	Expired	United States of America	SURGICAL TOOLS FOR SPINAL FACET THERAPY TO ALLEVIATE PAIN AND RELATED METHODS	Robert D. Carter, Scott M. W. Haufe, Jacob Blank, Adam L. Gullickson, Seth Iverson	62/288,638	1/29/16

1179.3	Issued	United States of America	MINIMALLY INVASIVE METHODS FOR SPINAL FACET THERAPY TO ALLEVIATE PAIN AND ASSOCIATED SURGICAL TOOLS, KITS AND INSTRUCTIONAL MEDIA	Scott M. W. Haufe, Adam L. Gullickson, Robert D. Carter	14/257,490	4/21/14		14 0324044	Oct 30, 2014	9883882	2/6/18

1179.3.AU	Issued	Australia	Minimally Invasive Methods for Spinal Facet Therapy to Alleviate Pain and Associated Surgical Tools, Kits and Instructional Media	Scott M. W. Haufe, Adam L. Gullickson, Robert D. Carter	2014257302	4/21/14	9/22/15			2014257302	7/30/19

1179.3.AU2	Pending	Australia	Minimally Invasive Methods for Spinal Facet Therapy to Alleviate Pain and Associated Surgical Tools, Kits and Instructional Media	Scott M. W. Haufe, Adam L. Gullickson, Robert D. Carter	2019205969	4/21/14	7/15/19

Exhibit A-2

1179.3.BR	Published	Brazil	Minimally Invasive Methods for Spinal Facet Therapy to Alleviate Pain and Associated Surgical Tools, Kits and Instructional Media	Scott M. W. Haufe, Adam L. Gullickson, Robert D. Carter	1120150259359	4/21/14	10/13/15	2429	Jul 25, 2017

1179.3.CA	Published	Canada	Minimally Invasive Methods for Spinal Facet Therapy to Alleviate Pain and Associated Surgical Tools, Kits and Instructional Media	Scott M. W. Haufe, Adam L. Gullickson, Robert D. Carter	2938631	4/21/14	8/3/16	2938631	Oct 30, 2014

1179.3.CN	Issued	China	MINIMALLY INVASIVE METHODS FOR SPINAL FACET THERAPY TO ALLEVIATE PAIN AND ASSOCIATED SURGICAL TOOLS, KITS AND INSTRUCTIONAL MEDIA	Scott M. W. Haufe	2014101674798	4/24/14		104116555	Oct 29, 2014	104116555	1/22/19

1179.3.CNX	Issued	China	Minimally Invasive Surgical Tools for Spinal Facet Therapy To Alleviate Pain And Associated Kits And Instructional Media	Scott M. W. Haufe, Adam L. Gullickson, Robert D. Carter	2014202029334	4/24/14		204394669		ZL2014202029334	6/17/15

Exhibit A-3

1179.3.CNX2	Issued	China	Minimally Invasive Surgical Tools for Spinal Facet Therapy To Alleviate Pain And Associated Kits And Instructional Media	Scott M. W. Haufe, Adam L. Gullickson, Robert D. Carter	2015202423693	4/21/15	4/21/15			ZL2015202423693	10/28/15

1179.3.EP	Published	European Patent Office	Minimally Invasive Methods for Spinal Facet Therapy to Alleviate Pain and Associated Surgical Tools, Kits and Instructional Media	Scott M. W. Haufe, Adam L. Gullickson, Robert D. Carter	14787585.0	4/21/14	9/22/15	2991564	Mar 9, 2016

1179.3.HK	Issued	Hong Kong	SURGICAL TOOLS AND KITS FOR PAIN ALLEVIATING SPINAL JOINT FACET THERAPY	Scott M. W. Haufe	151040272	7/19/19		1203342A	Oct 30, 2015	1203342B	3/20/20

1179.3.MX	Issued	Mexico	Minimally Invasive Methods for Spinal Facet Therapy to Alleviate Pain and Associated Surgical Tools, Kits and Instructional Media	Scott M. W. Haufe, Adam L. Gullickson, Robert D. Carter	2015014936	4/21/14	10/23/15			367291	8/13/19

Exhibit A-4

1179.3.NZ	Issued	New Zealand	Minimally Invasive Methods for Spinal Facet Therapy to Alleviate Pain and Associated Surgical Tools, Kits and Instructional Media	Scott M. W. Haufe, Adam L. Gullickson, Robert D. Carter	712599	4/21/14	9/22/15			712599	6/26/18

1179.3.WO	Completed	PCT	Minimally Invasive Methods for Spinal Facet Therapy to Alleviate Pain and Associated Surgical Tools, Kits and Instructional Media	Scott M. W. Haufe, Adam L. Gullickson, Robert D. Carter	PCTUS14034743	4/21/14		WO14176141	Oct 30, 2014

1179.3CT	Published	United States of America	MINIMALLY INVASIVE METHODS FOR SPINAL FACET THERAPY TO ALLEVIATE PAIN AND ASSOCIATED SURGICAL TOOLS, KITS AND INSTRUCTIONAL MEDIA	Scott M. W. Haufe, Adam L. Gullickson, Robert D. Carter	15/850,630	12/21/17		20180132879	May 17, 2018

Exhibit A-5

1179.3DV	Published	United States of America	MINIMALLY INVASIVE METHODS FOR SPINAL FACET THERAPY TO ALLEVIATE PAIN AND ASSOCIATED SURGICAL TOOLS, KITS AND INSTRUCTIONAL MEDIA	Scott M. W. Haufe, Adam L. Gullickson, Robert D. Carter	15/850,662	12/21/17	20180132880	May 17, 2018

1179.3PR	Expired	United States of America	MINIMALLY INVASIVE METHODS FOR SPINAL FACET DEBRIDEMENT TO ALLEVIATE PAIN AND ASSOCIATED KITS AND INSTRUCTIONAL MEDIA	Scott M. W. Haufe	61/815,416	4/24/13

1179.3PR2	Expired	United States of America	MINIMALLY INVASIVE METHODS FOR SPINAL FACET THERAPY TO ALLEVIATE PAIN AND ASSOCIATED SURGICAL TOOLS, KITS AND INSTRUCTIONAL MEDIA	Scott M. W. Haufe, Adam L. Gullickson, Robert D. Carter	61/977,817	4/10/14

Exhibit A-6

1179.4	Issued	United States of America	SURGICAL TOOLS FOR SPINAL FACET THERAPY TO ALLEVIATE PAIN AND RELATED METHODS	Scott M. W. Haufe, Adam L. Gullickson, Robert D. Carter, Seth Iverson, Jacob Blank, Arik Zoran	14/810,683	7/28/15		16 0030106	Feb 4, 2016	9980771	5/29/18

1179.4.AU	Issued	Australia	Surgical Tools for Spinal Facet Therapy to Alleviate Pain and Related Methods	Scott M. W. Haufe, Adam L. Gullickson, Robert D. Carter, Seth Iverson, Jacob Blank, Arik Zoran	2015298241	7/17/15	1/3/17			2015298241	1/9/20

1179.4.BG	Lapsed	Bulgaria	Surgical Tools for Spinal Facet Therapy to Alleviate Pain and Related Methods	Scott M. W. Haufe, Adam L. Gullickson, Robert D. Carter, Seth Iverson, Jacob Blank, Arik Zoran	15750853.2	7/17/15	12/30/16	3148451	Apr 5, 2017	3148451	6/6/18

1179.4.BR	Closed	Brazil	Surgical Tools for Spinal Facet Therapy to Alleviate Pain and Related Methods	Scott M. W. Haufe, Adam L. Gullickson, Robert D. Carter, Seth Iverson, Jacob Blank, Arik Zoran	1120170014696	7/17/15	1/24/17	2448	Dec 5, 2017

1179.4.CN	Issued	China	SURGICAL TOOLS FOR SPINAL FACET THERAPY TO ALLEVIATE PAIN AND RELATED METHODS	Scott M. W. Haufe, Adam L. Gullickson, Robert D. Carter, Seth Iverson, Jacob Blank, Arik Zoran	2015104534515	7/29/15		105411666	Mar 23, 2016	ZL2015104534515	11/5/19

Exhibit A-7

1179.4.CNX	Issued	China	SURGICAL TOOLS FOR SPINAL FACET THERAPY TO ALLEVIATE PAIN AND RELATED METHODS	Scott M. W. Haufe, Adam L. Gullickson, Robert D. Carter, Seth Iverson, Jacob Blank, Arik Zoran	201520557413X	7/29/15		205181467		ZL201520557413X	4/27/16

1179.4.DE	Issued	Germany	Surgical Tools for Spinal Facet Therapy to Alleviate Pain and Related Methods	Scott M. W. Haufe, Adam L. Gullickson, Robert D. Carter, Seth Iverson, Jacob Blank, Arik Zoran	15750853.2	7/17/15	12/30/16	3148451	Apr 5, 2017	3148451	6/6/18

1179.4.EP	Completed	European Patent Office	Surgical Tools for Spinal Facet Therapy to Alleviate Pain and Related Methods	Scott M. W. Haufe, Adam L. Gullickson, Robert D. Carter, Seth Iverson, Jacob Blank, Arik Zoran	15750853.2	7/17/15	12/30/16	3148451	Apr 5, 2017	3148451	6/6/18

1179.4.FR	Issued	France	Surgical Tools for Spinal Facet Therapy to Alleviate Pain and Related Methods	Scott M. W. Haufe, Adam L. Gullickson, Robert D. Carter, Seth Iverson, Jacob Blank, Arik Zoran	15750853.2	7/17/15	12/30/16	3148451	Apr 5, 2017	3148451	6/6/18

1179.4.GB	Issued	United Kingdom	Surgical Tools for Spinal Facet Therapy to Alleviate Pain and Related Methods	Scott M. W. Haufe, Adam L. Gullickson, Robert D. Carter, Seth Iverson, Jacob Blank, Arik Zoran	15750853.2	7/17/15	12/30/16	3148451	Apr 5, 2017	3148451	6/6/18

Exhibit A-8

1179.4.HK	Issued	Hong Kong	SURGICAL TOOLS FOR SPINAL FACET THERAPY TO ALLEVIATE PAIN AND RELATED METHODS	Robert D. Carter, Adam L. Gullickson, Scott M. W. Haufe, Seth Iverson, Jacob Blank, Arik Zoran	161101801	7/29/15	8/26/16	1221888A	Jun 16, 2017	HK1221888	7/31/20

1179.4.IN	Published	India	Surgical Tools for Spinal Facet Therapy to Alleviate Pain and Related Methods	Scott M. W. Haufe, Adam L. Gullickson, Robert D. Carter, Seth Iverson, Jacob Blank, Arik Zoran	201747002673	7/17/15	1/24/17	212017	May 26, 2017

1179.4.JP	Issued	Japan	Surgical Tools for Spinal Facet Therapy to Alleviate Pain and Related Methods	Scott M. W. Haufe, Adam L. Gullickson, Robert D. Carter, Seth Iverson, Jacob Blank, Arik Zoran	2016576012	7/17/15	12/26/16			6689761	4/10/20

1179.4.JP2	Pending	Japan	Surgical Tools for Spinal Facet Therapy to Alleviate Pain and Related Methods	Scott M. W. Haufe, Adam L. Gullickson, Robert D. Carter, Seth Iverson, Jacob Blank, Arik Zoran	2020005550	7/17/15	1/17/20

1179.4.NZ	Closed	New Zealand	Surgical Tools for Spinal Facet Therapy to Alleviate Pain and Related Methods	Scott M. W. Haufe, Adam L. Gullickson, Robert D. Carter, Seth Iverson, Jacob Blank, Arik Zoran	728003	7/17/15	1/3/17

Exhibit A-9

1179.4.WO	Completed	PCT	Surgical Tools for Spinal Facet Therapy to Alleviate Pain and Related Methods	Scott M. W. Haufe, Adam L. Gullickson, Robert D. Carter, Seth Iverson, Jacob Blank, Arik Zoran	PCTUS15040867	7/17/15	WO16018643	Feb 4, 2016

1179.4CT	Issued	United States of America	SURGICAL TOOLS FOR SPINAL FACET THERAPY TO ALLEVIATE PAIN AND RELATED METHODS	Robert D. Carter, Adam L. Gullickson, Scott M. W. Haufe, Seth Iverson, Jacob Blank, Arik Zoran	15/964,422	4/27/18	20180243029	Aug 30, 2018	10588688	3/17/20

1179.4IP	Issued	United States of America	SURGICAL TOOLS FOR SPINAL FACET THERAPY TO ALLEVIATE PAIN AND RELATED METHODS	Robert D. Carter, Adam L. Gullickson, Scott M. W. Haufe, Seth Iverson, Jacob Blank	15/093,148	4/7/16	16 0213415	Jul 28, 2016	10398494	9/3/19

1179.4IPDV	Published	United States of America	SURGICAL TOOLS FOR SPINAL FACET THERAPY TO ALLEVIATE PAIN AND RELATED METHODS	Robert D. Carter, Adam L. Gullickson, Scott M. W. Haufe, Seth Iverson, Jacob Blank	16/520,738	7/24/19	20190343575	Nov 14, 2019

1179.4PR	Expired	United States of America	SURGICAL TOOLS FOR SPINAL FACET THERAPY TO ALLEVIATE PAIN AND RELATED METHODS	Scott M. W. Haufe, Adam L. Gullickson, Robert D. Carter	62/031,037	7/30/14

Exhibit A-10

1179.4PR2	Expired	United States of America	SURGICAL TOOLS FOR SPINAL FACET THERAPY TO ALLEVIATE PAIN AND RELATED METHODS	Scott M. W. Haufe, Adam L. Gullickson, Robert D. Carter	62/043,537	8/29/14

1179.4PR3	Expired	United States of America	SURGICAL TOOLS FOR SPINAL FACET THERAPY TO ALLEVIATE PAIN AND RELATED METHODS	Robert D. Carter, Adam L. Gullickson, Scott M. W. Haufe, Seth Iverson, Jacob Blank, Arik Zoran	62/135,791	3/20/15

1179.6	Issued	United States of America	SURGICAL TOOLS WITH POSITIONAL COMPONENTS	Scott M. W. Haufe, Robert D. Carter	15/527,920	12/10/15	5/18/17	20180310975	Nov 1, 2018	10595919	3/24/20

1179.6.CN	Issued	China	Surgical Tools with Positional Components	Scott M. W. Haufe, Robert D. Carter	201580067317X	12/10/15	6/9/17	106999210	Aug 1, 2017	ZL201580067317X	10/30/20

1179.6.DE	Issued	Germany	Surgical Tools with Positional Components	Scott M. W. Haufe, Robert D. Carter	15867310.3	12/10/15	4/14/17	3190997	Jul 19, 2017	3190997	3/11/20

1179.6.EP	Completed	European Patent Office	Surgical Tools with Positional Components	Scott M. W. Haufe, Robert D. Carter	15867310.3	12/10/15	4/14/17	3190997	Jul 19, 2017	3190997	3/11/20

1179.6.GB	Issued	United Kingdom	Surgical Tools with Positional Components	Scott M. W. Haufe, Robert D. Carter	15867310.3	12/10/15	4/14/17	3190997	Jul 19, 2017	3190997	3/11/20

1179.6.HK	Published	Hong Kong	Surgical Tools with Positional Components	Scott M. W. Haufe, Robert D. Carter	181014903	1/31/18		1241681A	Jun 15, 2018

Exhibit A-11

1179.6.WO	Completed	PCT	Surgical Tools with Positional Components	Scott M. W. Haufe, Robert D. Carter	PCTUS15064988	12/10/15	WO16094653	Jun 16, 2016

1179.6PR	Expired	United States of America	Surgical Tools with Stabilizers	Scott M. W. Haufe, Robert D. Carter	62/091,226	12/12/14

1179.6PR2	Expired	United States of America	SURGICAL TOOLS WITH STABILIZERS	Scott M. W. Haufe, Robert D. Carter	62/093,589	12/18/14

1179.8	Issued	United States of America	COMBINATION TISSUE REMOVAL AND CAUTERIZATION INSTRUMENT	Scott M. W. Haufe	12/361,184	1/28/09	10 0191234	Jul 29, 2010	8167879	5/1/12

1179.9DS	Issued	United States of America	SURGICAL PORTAL DRIVER	Robert D. Carter, Scott M. W. Haufe, Jacob Blank	29/553,207	1/29/16			D810290	2/13/18

1179.9DS.CN	Issued	China	SURGICAL PORTAL DRIVER	Robert D. Carter, Jacob Blank, Scott M. W. Haufe	201630355939X	7/29/16			ZL201630355939X	1/18/17

1179.9DS.EM	Issued	European Union	SURGICAL PORTAL DRIVER	Robert D. Carter, Jacob Blank, Scott M. W. Haufe	003254515-0001	6/29/16			003254515-0001	6/29/16

1179.9DS.EM2	Issued	European Union	SURGICAL PORTAL DRIVER	Robert D. Carter, Jacob Blank, Scott M. W. Haufe	003254515-0002	6/29/16			003254515-0002	6/29/16

1179.9DS.EM3	Issued	European Union	SURGICAL PORTAL DRIVER	Robert D. Carter, Jacob Blank, Scott M. W. Haufe	003254515-0003	6/29/16			003254515-0003	6/29/16

1179.9DS.EM4	Issued	European Union	SURGICAL PORTAL DRIVER	Robert D. Carter, Jacob Blank, Scott M. W. Haufe	003254515-0004	6/29/16			003254515-0004	6/29/16

1179.9DS.EM5	Issued	European Union	SURGICAL PORTAL DRIVER	Robert D. Carter, Jacob Blank, Scott M. W. Haufe	003254515-0005	6/29/16			003254515-0005	6/29/16

1179.9DSDV	Issued	United States of America	SURGICAL PORTAL DRIVER	Robert D. Carter, Jacob Blank, Scott M. W. Haufe	29/631,173	12/28/17			D854150	7/16/19

1179.9DSDV2	Issued	United States of America	SURGICAL PORTAL DRIVER	Robert D. Carter, Jacob Blank, Scott M. W. Haufe	29/691,589	5/17/19			D870887	12/24/19

Exhibit A-12

EXHIBIT “B”

Patent Number (Granted Patents)

3148451

3190997

003254515-0001

003254515-0002

003254515-0003

003254515-0004

003254515-0005

Patent Number (Pending)

3407810

2991564

Exhibit B-1